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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-115329) and Form S-8 (Nos. 33-42354,
33-63510, 33-79654, 33-79756, 33-79664, 333-48357, 333-68815, 333-81821,
333-94405 and 333-126010) of Allied Waste Industries, Inc. of our report dated February 28, 2006 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and our report dated February 28, 2006 related to the consolidated financial statements and financial statement schedule of Browning-Ferris Industries, Inc., which appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.



PricewaterhouseCoopers LLP
Phoenix, Arizona
March 3, 2006